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                                                                  Exhibit 10.29


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                         DONNA KARAN INTERNATIONAL INC.

                            EXECUTIVE INCENTIVE PLAN

                           Effective December 28, 1997

                 (Amended and restated through December 8, 2000)

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                         DONNA KARAN INTERNATIONAL INC.

                            EXECUTIVE INCENTIVE PLAN

1. Purpose. The purpose of the Plan is to enable Donna Karan International Inc. to attract, retain and motivate certain key employees of Donna Karan International Inc. and its Designated Parents and Designated Subsidiaries by providing cash performance awards under the Plan.

2. Definitions. For purposes of The Plan, the following definitions apply:

      (a) "Award" means the total annual Performance Award as determined under the Plan.

      (b) "Board" means the Board of Directors of the Company.

      (c) "Cause" means with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between an Employer and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, insubordination, willful misconduct, gross negligence, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of his or her duties for an Employer, or the Participant's conviction of a felony or other crime involving, in the sole discretion of the Committee, moral turpitude; or (2) in the case where there is an employment agreement between an Employer and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such agreement. The Committee shall have sole discretion in determining whether cause exists and its determination shall be final, binding and conclusive.

      (d) "Change in Control" means any of the following:

            (i) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a person who is a stockholder of the Company on the effective date of the registration statement filed under the Securities Act relating to the first public offering (the "Initial Public Offering") of securities of the Company (an "Initial Stockholder") of 30% or more of the voting power of securities of Company or the acquisition by an Initial Stockholder, other than an affiliate of the Company that would be a Parent or a Subsidiary, of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following: (x) any acquisition by the Company or a Subsidiary of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

            (ii) (A) the acquisition by any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than a person who, on the effective date of the Initial Public Offering is a holder of any ownership interest in Donna Karan Studio (an "Initial Licensee Interest Holder") of 30% or more of the voting power of Donna Karan Studio or (B) the acquisition by an Initial Licensee Interest Holder, other than an affiliate of Gabrielle Studio, Inc. (and excluding any such acquisition
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resulting from a purchase, sale or transfer of Takihyo Inc. stock by and between any of the current stockholders of Takihyo Inc.) that would be a Parent or a Subsidiary (but substituting Gabrielle Studio, Inc. for the Company in such definition) of Gabrielle Studio, Inc., of an additional 5% of the voting power of securities of the Company over and above that owned immediately after the closing date of the Initial Public Offering of the Company's Common Stock; excluding however, the following: (x) any acquisition by the Company or a Subsidiary of any of the foregoing, or (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary; or

            (iii) any merger or sale of substantially all of the assets of the Company under circumstances where the holders of the Common Stock of the Company immediately prior to the transaction becoming public knowledge were not holders of 80% of the equity securities of the surviving entity resulting from such transaction; or

            (iv) any change in the composition of the Board of Directors of the Company not approved by (a) a majority of the Board prior to such change and (b) by not less than two directors of the Company who were directors prior to the time any person who was not an Initial Stockholder acquired thirty percent (30%) or more of the voting power of securities of the Company.

      (e) "Code" means the Internal Revenue Code of 1986, as amended.

      (f) "Committee" means the Incentive Compensation Subcommittee of the Compensation Committee or such other committee or subcommittee of the Board appointed by the Board from time to time to administer the Plan on behalf of the Company, provided that such committee shall consist of two or more members of the Board.

      (g) "Common Stock" means the common stock of the Company, par value $0.01 per share, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

      (h) "Company" means Donna Karan International Inc., a Delaware Corporation, and any successor thereto.

      (i) "Covered Employee" means an Employee who is a covered employee as defined under Section 162(m)(3) of the Code, determined as of the close of the prior fiscal year of the Company, and any other Employee designated from time to time by the Committee as a "Covered Employee" for purposes of the Plan, except that, notwithstanding anything herein to the contrary, the Committee may decide on an annual basis, in its sole discretion, prior to the beginning of each Plan Year or such later date permitted by Section 162(m) of the Code, to not treat any Employee described under this Section 1(i) as a "Covered Employee."

      (j) "Designated Parent" means any Parent which has been designated from time to time by the Committee to participate in the Plan.


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      (k) "Designated Subsidiary" means any Subsidiary which has been designated from time to time by the Committee to participate in the Plan.

      (l) "Employee" means any person employed by an Employer, excluding any "leased employee," as defined in Section 414(n) of the Code, any independent contractor or agent.

      (m) "Employer" means the Company, any Designated Parent and any Designated Subsidiary.

      (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (o) "Individual Target Award" means the targeted performance award for a Plan Year specified by the Committee (with regard to Covered Employees) and Management Committee (with regard to Non-Covered Employees) as provided in
Section 5 hereof.

      (p) "Management Committee" means the committee which administers the Plan on behalf of the Company solely with respect to Non-Covered Employees, consisting of the chief executive officer of the Company, the most senior executive from the human resources department, the most senior executive from the finance department and any other individual designated by the Committee or by the Board. To the extent that no Management Committee is appointed, the Committee shall be the Management Committee.

      (q) "Non-Covered Employee" means a Participant who is not a Covered Employee.

      (r) "Parent" means, other than the Company, (i) any corporation in an unbroken chain of corporations ending with the Company which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain or (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) of the Company.

      (s) "Participant" means any Employee selected, in accordance with Section 4 hereof, to be eligible to receive an Award in accordance with the Plan.

      (t) "Performance Award" means the amount paid or payable under Section 6 hereof.

      (u) "Plan" means the Donna Karan International Inc. Executive Incentive Plan.

      (v) "Plan Year" means the fiscal year of the Company.

      (w) "Securities Act" means the Securities Act of 1933, as amended.

      (x) "Subsidiary" means, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company which owns stock possessing fifty percent (50%) or


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more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation or trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest) by the Company or one of its Subsidiaries; or (iii) any other entity, approved by the Board as a Subsidiary under the Plan, in which the Company or any of its Subsidiaries has an equity or other ownership interest.

3. Administration and Interpretation of the Plan.

      (a) The Plan shall be administered by the Committee with respect to Covered Employees and by the Management Committee with respect to Non-Covered Employees. The Committee with respect to Covered Employees and the Management Committee with respect to Non-Covered Employees shall each have the exclusive authority and responsibility to: (i) interpret the Plan; (ii) approve the designation of eligible Participants; (iii) set the performance criteria for Awards within the Plan guidelines; (iv) certify attainment of performance goals and other material terms; (v) reduce Awards as provided herein; (vi) authorize the payment of all benefits and expenses of the Plan as they become payable under the Plan; (vii) adopt, amend and rescind rules and regulations relating to the Plan; and (viii) make all other determinations and take all other actions necessary or desirable for the Plan's administration including, without limitation, correcting any defect, supplying any omission or reconciling any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry the Plan into effect.

      (b) Decisions made by the Committee and the Management Committee shall be made by a majority of each of its members. The Committee shall have exclusive and final authority in all determinations and decisions affecting Covered Employees. All decisions of the Committee on any question concerning the interpretation and administration of the Plan shall be final, conclusive and binding upon all Covered Employees. The Management Committee shall have exclusive and final authority in all determinations and decisions affecting Non-Covered Employees. All decisions of the Management Committee on any question concerning the interpretation and administration of the Plan shall be final, conclusive and binding upon all Non-Covered Employees. The Committee and the Management Committee may rely on information, and consider recommendations, provided by the Board or the executive officers of the Company.

      (c) Notwithstanding anything herein to the contrary, the Management Committee shall have no authority to act or make determinations or decisions under the Plan with respect to Covered Employees (including Non-Covered Employees who become Covered Employees).

4. Eligibility and Participation.

      (a) For each Plan Year, any Covered Employee and any Employee who has been designated by an Employer as a Vice President level or above shall be designated Participants in the Plan, other than the Chairman of the Board, Vice Chairman and the Chief Executive Officer of the Company as of the effective date of the Plan.


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      (b) Except with regard to Employees described under Section 4(a), the
Committee and the Management Committee may designate additional Employees as Participants and may add to or delete such Employees from the list of designated Participants at any time and from time to time, in each of their sole discretion.

      (c) Notwithstanding any other provision to the contrary, no Employee hired during a Plan Year may become a Participant in the Plan under Section 4(a), unless and until the Employee has been actively employed by an Employer for at least six (6) consecutive months following the date he or she first became an Employee.

      (d) Except with regard to Employees described under Section 4(a), no person shall be entitled to any Award under the Plan for any Plan Year unless he or she is so designated as a Participant for that Plan Year.

5. Individual Target Award. A targeted performance award may be specified for each Participant for each Plan Year. The Committee specifies a targeted performance award for the Covered Employees and the Management Committee specifies a targeted performance award for the Non-Covered Employees. The Individual Target Award may be expressed, at either of the two committee's discretion, as may be applicable, as a fixed dollar amount, a percentage of base pay, or an amount determined pursuant to an objective formula or standard. Establishment of an Individual Target Award for any Employee for a Plan Year shall not imply or require that the same level Individual Target Award (if any such award is established by either of the two committees for the relevant Employee) be set for any subsequent Plan Year. At the time the Performance Goals are established (as provided in subsection 6.2 below), the Committee or Management Committee, as applicable, shall prescribe a formula to determine the percentages (which may be greater than one-hundred percent (100%)) of the Individual Target Award which may be payable based upon the degree of attainment of the Performance Goals during the Plan Year.

6. Performance Award Program.

      6.1 Performance Awards. Subject to Section 7 herein, each Participant is eligible to receive up to the achieved percentage of their Individual Target Award for such Plan Year (or, subject to the last sentence of Section 5, such lesser amount as determined by the Committee or the Management Committee, as applicable, in its sole discretion) based upon the attainment of the objective Performance Goals established pursuant to subsection 6.2 and the formula established pursuant to Section 5. Except as specifically provided in
Section 7, no Performance Award shall be made to a Participant for a Plan Year unless the minimum Performance Goals for such Plan Year are attained.

      6.2 Objective Performance Goals, Formulae or Standards (the "Performance Goals").

      (a) The Committee shall establish for the Covered Employees and the Management Committee shall establish for the Non-Covered Employees the objective performance goals, formulae


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or standards and the Individual Target Award (if any) applicable to such
Participants for a Plan Year in writing prior to the beginning of such Plan Year or at such later date decided by the Management Committee in its sole discretion with regard to Non-Covered Employees or at such later date decided by the Committee in its sole discretion. The Committee and the Management Committee, as applicable, reserve the right to amend any and all established Performance Goals for a Plan Year at any time while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

      (b) These Performance Goals shall be based on one or more of the following criteria: (i) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits of the Company including, without limitation, that attributable to continuing and/or other operations of the Company (or in any case a Designated Subsidiary, Designated Parent, division, or other operational unit of the Company); (ii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a Designated Subsidiary, Designated Parent, division, or other operational unit of the Company); (iii) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of, the Company's bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee or the Management Committee, as applicable; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of, or increase in, all or a portion of controllable expenses or other expenses of the Company (or a Designated Subsidiary, Designated Parent, division or other operational unit of the Company); (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of the Company (or a Designated Subsidiary, Designated Parent, division or other operational unit of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income or earnings before income tax of the Company (or a Designated Subsidiary, Designated Parent, division, or other operational unit of the Company); (vii) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital of the Company (or any Designated Subsidiary, Designated Parent, division, or other operational unit of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders' equity of the Company (or any Designated Subsidiary, Designated Parent, division or other operational unit of the Company); (ix) the attainment of certain target levels of, or a specified increase in, economic value added targets based on cash flow return on investment formula of the Company (any Designated Subsidiary, Designated Parent, division or other operational unit of the Company; (x) the attainment of certain target levels in the fair market value of the shares of Common Stock; and (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends.

      In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or Designated Subsidiary, Designated Parent, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. The Management Committee and the Committee may: (i)


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designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

      6.3 Maximum Nondiscretionary Award. The maximum Performance Award payable to a Participant for any Plan Year is $1,500,000.

      6.4 Payment Date; Committee Certification. The Performance Award will be paid as soon as administratively feasible after the Plan Year in which it is earned, but not before the Committee or Management Committee, as applicable, certifies in writing that the Performance Goals specified (except as provided in Section 7 with regard to death, disability or Change in Control of the Company or certain other termination situations) pursuant to subsection 6.2 were, in fact, satisfied, except as may otherwise be agreed by a Participant and the Company in a written agreement executed prior to the beginning of the fiscal year to which the Performance Award relates in accordance with any deferred compensation program in effect applicable to such Participant. The Company's independent accountants shall examine as of the close of the Plan Year and communicate the results of such examination to the Committee and the Management Committee as to the appropriateness of the payment of Performance Awards under the Plan for the Plan Year. The Committee and the Management Committee, as applicable, shall use their best efforts to make a determination with regard to satisfaction of the Performance Goals within one hundred twenty (120) days after the end of each Plan Year. The Participant shall have no right to receive payment of any deferred amount until he or she has a right to receive such amount under the terms of the applicable deferred compensation program.

7. Employment at Year End Generally Required for Award.

      (a) No Award shall be made to any Participant who is not an active Employee of the Company, a Designated Parent or Designated Subsidiary at the end of the Plan Year; provided, however, that the Committee or the Management Committee, as applicable, in its sole and absolute discretion, may make Awards to Participants for a Plan Year in circumstances that the Committee or Management Committee, as applicable, deems appropriate including, but not limited to, a Participant's death, disability, retirement or other termination of employment during such Plan Year and the Committee or Management Committee, as applicable, shall be required to make at least a pro-rata Award through the date of a Change in Control of the Company to each Participant who is a Participant at the time of such Change in Control of the Company. All such Awards shall be based on achievement of the Performance Goals for the Plan Year, except that, in the case of death, disability or Change in Control of the Company during the Plan Year, an amount equal to or less than the Individual Target Awards may be made by the Committee or the Management Committee, as applicable, either during or after the Plan Year without regard to actual achievement of the Performance Goals. Furthermore, upon a Change in Control of the Company, the Committee or the Management Committee, as applicable, may in its sole discretion make an award (payable immediately) equal to a pro-rata portion (through the date of the Change in Control of the Company) of the Individual Target Award payable upon achieving, but not surpassing, the Performance Goals for the relevant Plan Year. Any such immediate pro-rata payment shall reduce any other Award made for such Plan Year under the Plan by the amount of the pro-rata payment.


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      (b) The Management Committee, as applicable, may, in its sole and absolute discretion, make a pro-rata Award to any Participant who has been designated as and automatically becomes a Participant who is a Non-Covered Employee during such Plan Year under Section 4(a) of the Plan. Such pro-rata Award shall be a proportionate amount of the amount of Award the Participant would have received, pursuant to Section 6 above, had the Employee been a Participant for the entire Plan Year, which shall be calculated by multiplying the actual Performance Award which would have been payable had the Employee remained a Participant for the entire Plan Year by a fraction, the numerator of which is the number of months during the Plan Year the Employee was a Participant under Section 4(a) and the denominator of which is 12. All pro-rata Awards shall be payable in the same manner and at the same time as Performance Awards. This Section 7(b) shall not apply to Covered Employees.

8. Forfeiture of Award. Notwithstanding anything else contained herein to the contrary, a Participant's right to receive any unpaid Award otherwise payable hereunder shall be automatically forfeited and shall not be paid in the event the Participant's employment is terminated for Cause.

9. Non-Alienation of Benefits. The Awards payable under the Plan shall not be subject to alienation, transfer, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized or given effect by the Company.

10. Limitation of Rights. Nothing contained herein shall be construed as conferring upon an Employee the right to continue in the employ of any Employer as a Covered Employee or as an Employee or in any other capacity or to interfere with the Employer's right to discharge him or her at any time for any reason whatsoever.

11. Amendment or Termination. The Board (or a duly authorized committee thereof) may, in its sole and absolute discretion, amend, suspend or terminate the Plan or adopt a new plan in place of the Plan from time to time and at any time in such manner as it deems appropriate or desirable. Furthermore, no amendment, suspension or termination shall, without the consent of the Participant, alter or impair a Participant's right to receive payment of an Award for a Plan Year otherwise payable hereunder.

12. Severability. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision never existed.


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13. Withholding. The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the payment of an Award pursuant to the Plan.

14. Governing Law. To the extent legally required, the Code and ERISA shall govern the Plan and, if any provision hereof is in violation of any applicable requirement thereof, the Company reserves the right to retroactively amend the Plan to comply therewith. To the extent not governed by the Code and ERISA, the Plan shall be governed by the laws of the State of Delaware.

15. Non-Exclusivity. The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other supplemental retirement income arrangements as it deems desirable, and such arrangements may be either generally applicable or limited in application.

16. Non-Employment. The Plan is not an agreement of employment and it shall not grant the Employee any rights of employment.

17. Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.


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